EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS



         We consent to the use in the Form SB-2 Registration Statement and Prospectus of Intercard, Inc. of our report dated April 18, 2003 accompanying the financial statements of Intercard, Inc. contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.




HEIN + ASSOCIATES LLP

Dallas, Texas
November 5, 2003